Exhibit 10.31

[English Summary]

Cooperative Agreement

Party A: Fujian Xin Hengji Advertisement Limited Company
Party B: Fuzhou Fuyu Advertisement Limited Company

Reference is made to the Advertisement Agreement and its relative agreement Program Purchase and Production Management Agreement, dated July 11, 2003 (the “Agreement”).

Cooperation:
Party B agrees to provide necessary service to Party A under the Agreement.
Based on the services to be provided by Party B, Party A agrees to grant the exclusive rights to Party B so that Party B will be the exclusive agent for advertisement business of Fujian Education TV Station and entitle to any profits incurred.

Termination:
This agreement may be modified or adjusted with mutual consent of both parties.

Dispute:
If there is any dispute between the parties, both parties shall resolve the dispute through compromise settlement. If the parties cannot reach the settlement, then either party can resolve the dispute by the courts.

Date of the Agreement:
August 1, 2007